As filed with the Securities and Exchange Commission on September 21, 2007
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progress Software Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2746201

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Oak Park, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Progress Software Corporation 1991 Employee Stock Purchase Plan
Progress Software Corporation 1997 Stock Incentive Plan
Progress Software Corporation 2004 Inducement Stock Plan
(Full Title of the Plan)

Joseph W. Alsop
Progress Software Corporation
14 Oak Park
Bedford, Massachusetts 01730
(Name and Address of Agent for Service)
(781) 280-4000
(Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:
Anthony J. Medaglia, Jr.
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum		Proposed Maximum		Amount of
Securities To Be	To Be	Offering Price		Aggregate		Registration
Registered	Registered(1)	Per Share		Offering Price		Fee
Common stock, $.01 par value per share	800,000 shares(2)	$31.03	(3)	$24,824,000	(3)	$763
Common stock, $.01 par value per share	694,466 shares(4)	$31.03	(3)	$21,549,280	(3)	$662
	1,305,534 shares(4)	$28.53	(5)	$37,246,886	(5)	$1,144
Common stock, $.01 par value per share	326,253 shares(6)	$31.03	(3)	$10,123,631	(3)	$311
	173,747 shares(6)	$28.41	(7)	$4,936,152	(7)	$152
Total	3,300,000 shares			$98,679,949		$3,032

(1)
This registration statement also relates to such indeterminate number of additional shares of common stock of Progress Software Corporation as may be required pursuant to each of its 1991 Employee Stock Purchase Plan, 1997 Stock Incentive Plan and 2004 Inducement Stock Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar event.

(2)	Represents shares of common stock issuable pursuant to the Progress Software Corporation 1991 Employee Stock Purchase Plan.

(3)
Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Select Market on September 19, 2007.

(4)	Represents shares of common stock issuable pursuant to the Progress Software Corporation 1997 Stock Incentive Plan.

(5)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the weighted average exercise price of the related options granted under the Progress Software Corporation 1997 Stock Incentive Plan.

(6)	Represents shares of common stock issuable pursuant to the Progress Software Corporation 2004 Inducement Stock Plan.

(7)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the weighted average exercise price of the related options granted under the Progress Software Corporation 2004 Inducement Stock Plan.

EXPLANATORY NOTE
     This registration statement is being filed to register an additional 800,000 shares of common stock of Progress Software Corporation issuable under our 1991 Employee Stock Purchase Plan. These shares are in addition to 1,700,000 shares of our common stock registered under our 1991 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 333-122962, filed with the Securities and Exchange Commission on February 23, 2005; 300,000 shares of our common stock registered under our 1991 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 333-80571, filed with the SEC on June 11, 1999; and 150,000 shares of our common stock registered under our 1991 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 33-41752, filed with the SEC on July 30, 1991. Pursuant to Rule 416(a) under the Securities Act of 1933 and the antidilution provisions of our 1991 Employee Stock Purchase Plan, the 300,000 shares previously registered were adjusted to 600,000 shares on January 21, 2000, the effective date of our 100% stock dividend, and the 150,000 shares previously registered were adjusted to 300,000 shares on November 27, 1995, the effective date of our 100% stock dividend; further adjusted to 450,000 shares on July 13, 1998, the effective date of our 50% stock dividend; and further adjusted again to 900,000 shares on January 21, 2000, the effective date of our 100% stock dividend.
     This registration statement also covers an additional 2,000,000 shares of our common stock issuable under our 1997 Stock Incentive Plan. These shares are in addition to 2,500,000 shares of our common stock issuable under our 1997 Stock Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-122962, filed with the SEC on February 23, 2005; 1,500,000 shares of our common stock registered under our 1997 Stock Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-80559, filed with the SEC on June 11, 1999; and 680,000 shares of our common stock registered under our 1997 Stock Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-41393, filed with the SEC on December 3, 1997. Pursuant to Rule 416(a) under the Securities Act of 1933 and the antidilution provisions of our 1997 Stock Incentive Plan, the 1,500,000 shares previously registered were adjusted to 3,000,000 shares on January 21, 2000, the effective date of our 100% stock dividend, and the 680,000 shares previously registered were adjusted to 1,020,000 shares on July 13, 1998, the effective date of our 50% stock dividend; and further adjusted to 2,040,000 shares on January 21, 2000, the effective date of our 100% stock dividend.
     This registration statement also covers an additional 500,000 shares of our common stock issuable under our 2004 Inducement Stock Plan. These shares are in addition to 200,000 shares of our common stock registered under our 2004 Inducement Stock Plan pursuant to a registration statement on Form S-8, SEC File No. 333-122962, filed with the SEC on February 23, 2005.
     The contents of our registration statements on Form S-8, SEC File Nos. 333-122962, 333-80571, 333-80559, 333-41393 and 33-41752, are incorporated herein by reference, except as otherwise noted below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interest of Named Experts and Counsel
     The validity of the securities we are registering under this registration statement is being passed upon by Goodwin Procter LLP, Boston, Massachusetts. Anthony J. Medaglia, Jr., a partner of Goodwin Procter LLP, is an Assistant Secretary of our company.
Item 8. Exhibits

		Filed with		Incorporated by Reference
Exhibit		this Form			Exhibit
No.	Description	S-8	Form	Filing Date	No.
4.1	Restated Articles of Organization, as amended		8-K	May 1, 2006	3.1

4.2	By-Laws, as amended and restated		8-K	May 1, 2006	3.2

4.3	Specimen Certificate for the Common Stock		8-K	May 1, 2006	4.1

5.1	Opinion of Goodwin Procter LLP	X

23.1	Consent of Deloitte & Touche LLP	X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)	X

24.1	Powers of Attorney (contained on the signature page of this registration statement)	X

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, state of Massachusetts, on this 21st day of September, 2007.

PROGRESS SOFTWARE CORPORATION
By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Joseph W. Alsop and Norman R. Robertson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, or any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph W. Alsop Joseph W. Alsop	President, Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2007

/s/ Norman R. Robertson Norman R. Robertson	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	September 21, 2007

/s/ David H. Benton, Jr. David H. Benton, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)	September 21, 2007

/s/ Barry N. Bycoff	Director	September 21, 2007
Barry N. Bycoff

/s/ Roger J. Heinen, Jr.	Director	September 21, 2007
Roger J. Heinen, Jr.

/s/ Charles F. Kane	Director	September 21, 2007
Charles F. Kane

/s/ Michael L. Mark	Director	September 21, 2007
Michael L. Mark

/s/ Scott A. McGregor	Director	September 21, 2007
Scott A. McGregor

EXHIBIT INDEX

		Filed with		Incorporated by Reference
Exhibit		this Form			Exhibit
No.	Description	S-8	Form	Filing Date	No.
4.1	Restated Articles of Organization, as amended		8-K	May 1, 2006	3.1

4.2	By-Laws, as amended and restated		8-K	May 1, 2006	3.2

4.3	Specimen Certificate for the Common Stock		8-K	May 1, 2006	4.1

5.1	Opinion of Goodwin Procter LLP	X

23.1	Consent of Deloitte & Touche LLP	X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)	X

24.1	Powers of Attorney (contained on the signature page of this registration statement)	X